UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2021

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of principal executive offices and zip code)

206-673-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2021, ClearSign Technologies Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report that the Company’s Board of Directors (the “Board”) appointed Judith Schrecker. as a director of the Company, effective March 4, 2021. The Company is filing this Amendment No. 1 to the Original 8-K to report that on March 25, 2021, the Board appointed Ms. Schrecker to serve as a member of the Audit Committee of the Board and a member of the Compensation Committee of the Board, in each case effective as of March 25, 2021. Ms. Schrecker qualifies as an “audit committee financial expert,” as defined under rules and regulations of the United States Securities and Exchange Commission. As a result of Ms. Schrecker’s appointments, the Company now meets the requirements of Nasdaq Listing Rule 5605(b)(1) (Majority Independent Board) and Nasdaq Listing Rule 5605(c)(2) (Audit Committee Composition). All other information in the Original 8-K remains unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARSIGN TECHNOLOGIES CORPORATION

Date: March 31, 2021	By:	/s/ Colin J. Deller
Colin J. Deller
Chief Executive Officer